Exhibit 99.1
M E M O R A N D U M

DATE:	December 12, 2005

TO:	Affiliated Computer Services, Inc. Executive Officers and
Members of the Board of Directors

FROM:	William L. Deckelman, Jr.

SUBJECT:	Notice of Termination of Blackout Period
As a director or executive officer of Affiliated Computer Services, Inc. (the “Company”), you are subject to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR which prohibit certain transactions in Company equity securities during benefit plan “blackout” periods.
On October 26, 2005, the Company provided notice that a blackout period for the anticipated conversion of the Company’s recordkeeper for the ACS Savings Plan (the “Plan”) was expected to commence on November 21, 2005 and end on or about December 21, 2005.
Due to early completion of the transition, the Regulation BTR blackout period was terminated effective December 9, 2005.
If you have any questions regarding this notice, please contact me at (214) 841-6144 or Wayne Lewis at (214) 841-6053, or to either of us in writing at 2828 N. Haskell Ave., Bldg. 1 — 10th Floor, Dallas, TX 75204.